Exhibit 99.2

STATE OF MICHIGAN

IN THE CIRCUIT COURT FOR THE COUNTY OF JACKSON

ANDREW KLOTZ, Derivatively on Behalf
of Nominal Defendant CMS ENERGY
CORPORATION,
Plaintiff,
v.
WILLIAM U. PARFET, JOHN M.
DEUTCH, JAMES J. DUDERSTADT,
PERCY A. PIERRE, JOHN B.
YASINSKY, KATHLEEN R. FLAHERTY,
EARL D. HOLTON, KEN L. WAY, KENNETH WHIPPLE,
WILLIAM T. MCCORMICK, JR. and ALAN M. WRIGHT,
Defendants,
And
CMS ENERGY CORPORATION,
Nominal Defendant.
Case No. 03-06483-CK Hon. Edward J. Grant

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Stephen Wasinger (P25963)
STEPHEN F. WASINGER, PLC
100 Beacon Centre
26862 Woodward Avenue
Royal Oak, MI 48067
(248) 414-9900
Co-Counsel for plaintiff Andrew Klotz
Richard S. Schiffrin
SCHIFFRIN & BARROWAY, LLP
280 King of Prussia Road
Radnor, PA 19087
(610) 667-7706
Co-Counsel for plaintiff Andrew Klotz
Robert B. Weiser
THE WEISER LAW FIRM, P.C.
121 North Wayne Avenue, Suite 100
Wayne, PA 19807
(610) 225-2677
Co-Counsel for plaintiff Andrew Klotz
Julio C. Mazzoli (P58383)
CMS ENERGY CORPORATION
One Energy Plaza, EP11-401
Jackson, MI 49201
(517) 768-7321
Counsel for defendants CMS
Energy Corporation, John M.
Deutch, James J. Duderstadt,
Percy A. Pierre, John B.
Yasinsky, Kathleen R. Flaherty,
Earl D. Holton, Ken L. Way and
Kenneth Whipple
Eric Landau
McDERMOTT WILL & EMERY LLP
18191 Von Karman Ave., Suite 400
Irvine, CA 92612
(949) 851-0633
Co-Counsel for defendants CMS
Energy Corporation, John M.
Deutch, James J. Duderstadt,
Percy A. Pierre, John B.
Yasinsky, Kathleen R. Flaherty,
Earl D. Holton, Ken L. Way and
Kenneth Whipple
[Additional counsel listed on
signature page.]

/

STIPULATION OF SETTLEMENT

Plaintiff Andrew Klotz (“Plaintiff”), derivatively on behalf of nominal defendant CMS Energy Corporation (“CMS” or the “Company”); defendants William U. Parfet, John M. Deutch, James J. Duderstadt, Percy A. Pierre, John B. Yasinsky, Kathleen R. Flaherty, Earl D. Holton, Ken L. Way, Kenneth Whipple, William T. McCormick, Jr. and Alan M. Wright (collectively, “Defendants”); CMS; and CMS’s Special Litigation Committee (the “SLC”) agree to settle this derivative action (the “Action”) in accordance with the terms and conditions set forth in this stipulation of settlement (“Stipulation”).

I. BACKGROUND AND HISTORY OF THE ACTION

By certified letter dated May 17, 2002 addressed to the Company, Plaintiff, a common shareholder of the Company, pursuant to Section 493a of the Michigan Business Corporation Act (“MBCA”), MCL 450.1493a, demanded that the Company’s Board of Directors (the “Board”) take action to remedy alleged breaches of fiduciary duties by certain officers and directors of the Company based in large part on transactions which have come to be known as “round-trip” energy trading (the “Shareholder Demand”). The Board formed the SLC and the disinterested directors on the Board appointed the SLC’s members to investigate the allegations in the Shareholder Demand and to decide what action, if any, should be undertaken in response thereto.

On November 25, 2003, counsel for Plaintiff filed the complaint herein (the “Complaint”) before the Company had the opportunity to respond to the Shareholder Demand. In the Complaint, Plaintiff alleged that certain officers and directors breached their fiduciary duties by, among other acts, failing to exercise proper oversight with regard to round-trip trading, failing to maintain adequate internal controls, failing to adhere to generally accepted accounting principles with regard to revenue recognition, and for insider selling and misappropriation of confidential corporate information.

Following service of process on December 2, 2003, Plaintiff agreed to stay the proceedings in light of a related consolidated securities class action involving round-trip energy trading pending before the Michigan federal courts, entitled In re CMS Energy Securities Litigation, Case No. 02-CV-72004-DT, United States District Court for the Eastern District of Michigan (the “Federal Securities Action”), and the on-going investigation by the SLC.

Thereafter, counsel for the parties had numerous discussions regarding the claims in the Action, the likely defenses thereto and the Company’s evolving corporate governance practices. During the Fall of 2004, counsel for the parties held several meetings where they discussed the potential resolution of the Action. These discussions continued throughout the Winter and Spring of 2005. The end result of these extended negotiations is the proposed settlement embodied in this Stipulation.

On June 24, 2005, the Court held a status conference during which counsel for Plaintiff and CMS advised the Court that a consensus had been reached regarding material deal points of a proposed settlement, subject to the approval of the SLC and acknowledgement of the Board and certain other standing committees of the Board. Counsel for Plaintiff and CMS outlined the financial and non-financial aspects of the contemplated settlement for the Court, the forms of notice to shareholders proposed by CMS, and Plaintiff’s counsel’s anticipated request for attorneys’ fees and reimbursement of expenses. Counsel for Plaintiff and CMS agreed to provide the Court with the Stipulation and application for Preliminary Approval (as that term is defined in Section VII, paragraph 1.9 hereof), assuming all corporate approvals and acknowledgements were obtained, no later than July 8, 2005. Based thereon, the Court set a hearing for final approval of the proposed settlement on August 26, 2005, at 3:00 p.m.

II. INVESTIGATION AND RESEARCH CONDUCTED BY
PLAINTIFF’S SETTLEMENT COUNSEL

Plaintiff’s Settlement Counsel (as that term is defined in Section VII, paragraph 1.8 hereof) have conducted an extensive investigation into the relevant facts and circumstances during the pendency of the Action. This investigation has included, inter alia: (a) a review and analysis of CMS’s financial filings and related news articles; (b) a review and analysis of relevant legal authorities; (c) an inspection, review and analysis of documents produced by, or otherwise relating to, CMS; (d) the retention of a nationally renowned corporate governance expert; (e) the retention of a private investigator to assist Plaintiff in investigating possible claims and defenses thereto; (f) an investigation into the disinterested status of the members of the SLC; and (g) participation in numerous in-person and telephonic meetings with CMS, its counsel, and counsel to the SLC.

III. DEFENDANTS’ AND CMS’S DENIALS
OF WRONGDOING AND LIABILITY

Defendants deny each and all of the claims and contentions alleged by Plaintiff in the Action. Defendants also deny the allegations that Plaintiff or CMS has suffered any damages. Defendants deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts and omissions alleged in the Action. Defendants assert that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of CMS and its shareholders.

In deciding to settle, Defendants and CMS have concluded that further litigation would be protracted and expensive. Defendants and CMS also have taken into account the uncertainty and risks inherent in any litigation, especially complex derivative litigation like the Action, as well as the benefits that would be conferred on CMS shareholders by the corporate governance changes that have been adopted and will be continued, as well as the monetary payments described in Section VII.2.A hereof. Defendants and CMS have, therefore, determined that it is desirable and beneficial to CMS and its shareholders to have the Action settled in the manner and upon the terms and conditions set forth in this Stipulation.

IV. CLAIMS OF THE PLAINTIFF AND BENEFITS OF SETTLEMENT

Plaintiff believes that the claims asserted in the Action have merit and that the evidence developed to date supports the claims asserted. However, Plaintiff’s Settlement Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against Defendants through trial and appeals. Plaintiff’s Settlement Counsel also have taken into account the uncertain outcome and risk of any litigation, especially in complex derivative litigation such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Settlement Counsel are also mindful of the inherent problems of proof under, and possible defenses to, the violations asserted in the Action, including, but not limited to, the possibility that the SLC could recommend termination of the Action. Based on these considerations, among others, Plaintiff’s Settlement Counsel believe that the proposed settlement set forth in this Stipulation confers substantial benefits upon Plaintiff, CMS and CMS shareholders.

V. THE SPECIAL LITIGATION COMMITTEE

The SLC has conducted an extensive investigation into the facts, claims and legal theories in the Action. The SLC, through its counsel, also participated in the negotiations leading up to this proposed settlement and has reviewed the terms of the proposed settlement and this Stipulation. Based thereon, the SLC has concluded that the proposed settlement is fair, reasonable and adequate, and in the best interests of CMS and its shareholders.

VI. PLAINTIFF’S ACTIONS HAVE SUBSTANTIALLY BENEFITED THE EFFECTIVENESS OF CMS’S CORPORATE
GOVERNANCE REGIMEN

1. Following the submission of the Shareholder Demand and as part of the proposed settlement of the Action, the Company has implemented a continuing transition of the membership of its Board and the committees thereof, as well as substantial turnover of its senior executives, as follows:

a.	Since the Shareholder Demand was received, five of the eleven then-incumbent directors have left the Board, including the former Chairman/Chief Executive Officer (“CEO”) and Chairmen of each of the Audit Committee and then-named Nominating Committee. Five new directors, each of whom meet all applicable legal and regulatory “independence” requirements, have joined the Board during this period, as well as a new Vice Chairman/General Counsel. The two independent directors appointed in December 2002 to fill vacancies on the Board were subsequently elected by Company shareholders at the 2003 Annual Meeting, thereby confirming the Board’s prior designation of each of them as an “independent director” under the MBCA, an even more stringent standard than other legal and regulatory “independence” requirements. The qualifications of these two new directors were reviewed with, and deemed acceptable to, Plaintiff’s Settlement Counsel prior to their appointment. One of these two new directors has substantial financial expertise and now chairs the Audit Committee; the second such director, as well as a third director newly elected at the 2004 Annual Meeting, have substantial expertise in the energy/utility industry. The two shareholder-elected May 2005 additions to the Board are nationally recognized experts in accounting and corporate governance/legal areas. The prospect of adding a director with corporate governance/legal expertise was the basis of negotiations with Plaintiff’s Settlement Counsel and corporate governance expert regarding appropriate Board composition. Further, as part of this transition, the Company will add at least one additional independent director to the Board at or before the Company’s 2006 Annual Meeting if necessary to ensure that a majority of the Board’s membership will consist of independent directors first elected since May 17, 2002.

b.	The composition of relevant committees of the Board has undergone an even more significant transition during this period. Three of the five May 2002 Audit Committee members, including its Chairman, have since left the Board, and the remaining two members have left that committee. The May 2002 Chairman and two other members of the then-named Nominating Committee have since left the Board and the remaining three former members have left that committee; a majority of its current membership has joined the Board during this period, including the Chairman of the currently named Governance and Public Responsibility Committee. The Chairman and all but one of the May 2002 Organization and Compensation Committee members have also left that committee (currently named Compensation and Human Resources Committee) during this transition period.

c.	Of the seven named executive officers in the Company’s April 22, 2002 Proxy Statement, all but one have since separated from the Company. Within three months of the Shareholder Demand, each of the Chairman/CEO, the Executive Vice President/Chief Financial Officer (“CFO”), the Senior Vice President/General Counsel and the President/CEO of the Company’s energy marketing, services and trading subsidiary had separated from the Company. The Chairman/CEO was replaced by a previously independent director, while the Executive Vice President/CFO and Senior Vice President/General Counsel were replaced by individuals previously employed outside of the Company. The only 2002 named executive officer who remains with the Company is David W. Joos, who had been elected effective October 2001 as President/Chief Operating Officer, following the separation of his predecessor in that office. In addition, the Senior Vice President/Chief Accounting Officer initially during this period had been relieved of his accounting and controller responsibilities and ultimately also separated.

2. As a result of the Shareholder Demand and the proposed settlement of the Action, the Company has created substantially enhanced Board, officer and employee compliance and governance oversight functions that include the following measures:

a.	The Company has created the position of Chief Compliance Officer that presently reports directly to the Audit Committee of the Board. The duties of the Chief Compliance Officer include, but are not limited to, overseeing and administering the Code of Conduct and Statement of Ethics, fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, and maintaining and monitoring a system for reporting and investigating potential compliance and ethics concerns. The Chief Compliance Officer will provide a formal report to the Audit Committee at least twice each year, and will report promptly to that committee (directly or through its Chairman) any allegations of compliance and ethics concerns relating to financial fraud.

b.	The Chief Compliance Officer has implemented a new Company-wide Code of Conduct and Statement of Ethics, with related training, for all Company employees.

c.	The Board, upon recommendation of its Governance and Public Responsibility Committee, adopted formal charters for each of its four standing committees, as well as Corporate Governance Principles (“CGP”), all reflecting developing best practices of board and corporate governance. Each of the committee charters, as well as the CGP, has been amended and restated at least once to reflect interim developments in such best practices. Among these interim changes are establishing a mandatory retirement age of 75 for directors, limitations on the number of other public company boards on which the Company’s CEO (two others) and independent directors (five others) can serve, and better delineation and disclosure of the Company’s CEO succession planning process. As a result of the implementation of these and related best practices, the Company has improved its Institutional Shareholder Services (“ISS”) Corporate Governance Quotient relative ratings from an average score of approximately 15% of the two peer groups at the beginning of this period to the approximately 85% level represented in the ISS proxy recommendations (all favorable) issued in connection with the Company’s 2005 Annual Meeting.

d. The Company has split the roles of Chairman of the Board and CEO.

e.	The Board has named an independent Presiding Director who serves as chairman for the executive sessions of the Board, which now are a routine item on the agenda for each of the six regularly scheduled meetings of the Board.

f.	Each of the standing Board committees (currently the Audit Committee, Compensation and Human Resources Committee, Finance and Pension Committee, and Governance and Public Responsibility Committee) shall be composed exclusively of directors who meet or exceed all applicable legal and regulatory requirements for “independence” of directors or committee members.

g.	The Company has agreed that all directors on the Board will satisfy applicable “independence” requirements other than: (i) the current CEO and any future CEO; and (ii) potentially one additional future management director; provided, however, that the current non-executive Chairman and the Vice Chairman/General Counsel shall continue to serve as directors until each of them reaches the Board’s mandatory retirement age, are not nominated or elected to serve on the Board, or otherwise resign from the Board.

h.	The Company has increased “transparency” in the director nomination process, which includes improved communications with shareholders and enhanced disclosures to shareholders.

i.	The Board’s Audit Committee and Governance and Public Responsibility Committee have set up processes whereby shareholders can communicate with Board members, which processes include a web-based system, Company email and toll-free numbers. The Chief Compliance Officer and Corporate Secretary oversee these processes.

j.	The Board has significantly enhanced the duties of its Audit Committee, which has included multiple amendments and restatements to the Audit Committee’s Charter. These amendments include, but are not limited to, a substantially enhanced oversight role for the Audit Committee, and significant structural changes relating to the role of the full Audit Committee vis-à-vis the Company’s internal audit function and its independent auditors.

k.	The Company’s internal audit function is performed by an independent third party and will remain so until the Audit Committee determines that a predominately Company employee-staffed internal audit function is in the best interests of the Company’s shareholders.

l.	The Audit Committee now includes executive sessions with each of the internal audit function, the independent auditor and financial management as a routine item on its agenda for each of its regularly scheduled meetings.

m.	The full Audit Committee now has regularly scheduled meetings at least four times a year to review annual and interim financial statements and disclosures, as well as related independent auditor attestations/certifications/reports.

n.	The Company has changed from (i) its prior practice of limiting affiliate trading in Company securities only during a limited “black-out period” following the end of each quarter through the public release of earnings thereafter, to (ii) a new policy that only allows such trading during a much shorter “window period” opening two days following the release of such quarterly earnings and closing at the end of that same month (typically this window period only lasts two-to-three weeks per quarter). The General Counsel, in consultation with the CFO and other relevant members of senior management, shall determine whether special circumstances dictate that affiliate trading should be foreclosed even during these quarterly window periods. The General Counsel or his or her designee(s) in the Legal Department must pre-clear in writing all affiliate trades during these window periods, with notice thereof to the CFO.

3. As a result of the Shareholder Demand and the proposed settlement of the Action, the Board has created stock ownership guidelines applicable to each of the directors and officers of the Company. The Company believes these guidelines further align the interests of the Board and management with those of shareholders. Independent directors and the Chairman of the Board are required to hold Company common stock equivalent in value to five times their annual cash retainer within five years of becoming a director or within five years of the 2004 initiation of the guidelines, whichever comes first. The officer guidelines require the CEO to hold Company common stock equivalent in value to five times his base salary, the Vice Presidents to hold Company common stock equivalent in value to their respective base salaries, and the intermediate officers (such as Executive Vice Presidents, Subsidiary Presidents and Senior Vice Presidents) to hold Company common stock equivalent in value to multiples of two or three times their respective base salaries, again within five years of the applicable date.

4. As a result of the Shareholder Demand and the proposed settlement of the Action, the Compensation and Human Resources Committee of the Board has substantially altered the Company’s executive compensation practices in the following manner: (a) the Company has discontinued the use of stock options as part of its standard executive compensation package; (b) the Company has created new annual bonus performance criteria that currently focus on the Company’s success in meeting challenging, ongoing Company earnings per share and free cash flow goals established by the Compensation and Human Resources Committee at the beginning of each year (future annual bonus goals may vary from these, but will be within the performance-based parameters approved by shareholders), and long-term awards (that currently take the form of performance-based restricted stock, which vests over a multi-year period) with performance criteria that currently focus on the Company’s success, both on an absolute and a peer-comparison basis, in meeting challenging total shareholder return metrics (future long-term awards may take different forms and/or performance metrics, but will be within the parameters approved by shareholders); thereby making a significant portion of the executive’s compensation “pay at risk;” (c) the Company has agreed not to provide its officers with any guaranteed bonuses; (d) the Company has agreed to end its historic practice of automatically providing employment agreements, with contractual rights to severance payments, for future officers; (e) the Company has increased transparency with respect to executive compensation practices, including, but not limited to, disclosing the types of annual and long-term performance criteria in the Company’s filings with the United States Securities and Exchange Commission, including, without limitation, its Annual Meeting Proxy Statements and Forms 8-K.

The Company agrees that the corporate governance/compliance and executive compensation measures included in paragraphs 2, 3 and 4 above will remain in effect for at least three years from the date of the Court’s approval of the proposed settlement, or until such earlier time as there is a Change in Control of the Company (as defined in the Company’s Policy on Change in Control Agreements and related agreements); provided, however, that any such measure can be altered or removed by the affirmative vote of a majority of the independent directors on the Board, upon a determination, in good faith and upon the advice of counsel, that such provision conflicts with or is substantially redundant with any law, regulation or rule (including listing requirements of the NYSE or other exchange or quotation system on which the Company’s common stock is listed or traded), or conflicts with or is substantially redundant with any amendment to the Company’s articles of incorporation approved by the Company’s shareholders. Notwithstanding the foregoing, however, the parties anticipate that the Company, its Board and committees will continue to enhance these corporate governance/compliance and executive compensation measures during this three-year period and, thus, committee charters, the CGP and the referenced measures may continue to be updated to reflect developing best practices in those areas.

VII. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, subject to the approval of the Court, that the Action shall be dismissed with prejudice pursuant to judgment in accordance with the terms and conditions of this Stipulation, as follows:

1. Definitions
As used herein, the following terms have the meanings specified below:

1.1 “CMS” or the “Company” means CMS Energy Corporation and its subsidiaries, predecessors, successors, divisions or affiliates.

1.2 “Current CMS Shareholder” or “Current CMS Shareholders” means any record and/or beneficial owner(s) of CMS common stock as of July 7, 2005, the date of the filing of this Stipulation.

1.3 “Defendants” means William T. McCormick, Jr., Alan M. Wright, Kenneth Whipple, William U. Parfet, John M. Deutch, James J. Duderstadt, Percy A. Pierre, John B. Yasinsky, Kathleen R. Flaherty, Earl D. Holton and Ken L. Way.

1.4 “Effective Date” means the date that the Court enters a final order approving the proposed settlement.

1.5 “Final” means the earliest of the following dates when there are no further rights of appeal or rights to seek leave to appeal: (a) if no appeal is filed, the expiration date for appealing the Judgment to the Michigan Court of Appeals; (b) if a timely appeal is filed with the Michigan Court of Appeals, the date of final affirmance on appeal of the Judgment by the Michigan Court of Appeals; (c) if following an appeal to the Michigan Court of Appeals there is an application for leave to appeal filed with the Michigan Supreme Court, the date that the Michigan Supreme Court denies the application for leave to appeal; (d) if the Michigan Supreme Court grants an application for leave to appeal, the date of final affirmance of the Judgment by the Michigan Supreme Court; (e) if a petition for writ of certiorari is filed with the United States Supreme Court, the date that the United States Supreme Court denies certiorari; or (f) if the United States Supreme Court grants certiorari, the date of final affirmance of the Judgment by the United States Supreme Court. Any proceeding or order, or any appeal, application for leave to appeal or petition for a writ of certiorari pertaining solely to any plan of allocation and/or application for attorneys’ fees, costs or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

1.6 “Judgment” means the Final Order and Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit D.

1.7 “Person” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.8 “Plaintiff’s Settlement Counsel” means Schiffrin & Barroway, LLP, Richard S. Schiffrin, 280 King of Prussia Road, Radnor, PA 19087, telephone (610) 667-7706; and The Weiser Law Firm, P.C., Robert B. Weiser, 121 N. Wayne Ave., Suite 100, Wayne, PA 19087, telephone (610) 225-2677.

1.9 “Preliminary Approval” means the Court’s entry of an order approving the forms of notice to shareholders of the proposed settlement, substantially in the form attached hereto as Exhibit A.

1.10 “Related Parties” means: (a) the Company’s past or present directors, officers, managers, employees, partners, members, principals, agents, underwriters, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, banks or investment banks, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns; and (b) the Defendants’ spouses, heirs, executors, administrators, related or affiliated entities, any entity in which a Defendant has a controlling interest, any members of their immediate families, or any trust of which any Defendant is the settlor or which is for the benefit of any Defendant and/or member(s) of his or her family.

1.11 “Released Claims” shall collectively mean all claims (including “Unknown Claims” as defined in paragraph 1.14 herein), demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that might have been asserted by any Current CMS Shareholders derivatively on behalf of CMS in the Action, that are based upon or related in any way to the facts, circumstances, transactions, events, occurrences, disclosures, statements, omissions, acts or failures to act which were alleged or could have been alleged in the Action (e.g., round-trip trading, compensation, insider trading, misappropriation of corporate information, oversight, internal controls, accounting, trading and any securities offering to date), including, without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, fraud, constructive fraud, self-dealing, misrepresentation (whether intentional, negligent or innocent), omission (whether intentional, negligent or innocent), mismanagement, gross mismanagement, abuse of control, unjust enrichment, breach of contract, breach of fiduciary duty or violations of any state statute, rules or regulations or any other source of legal or equitable obligation of any kind or description in whatever forum, and any alleged defects in the approval process for and notice of this proposed settlement. The Released Claims shall not include: those bona fide claims asserted under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, 15 U.S.C. §§ 78j(b) & 78t, by plaintiffs in the Federal Securities Action; and those bona fide claims asserted under 29 U.S.C. §§ 1104-1107 of the Employee Retirement Income Security Act of 1974, by plaintiffs in In re CMS Energy ERISA Litigation, Case No. 02-CV-72834 DT, United States District Court for the Eastern District of Michigan (the “ERISA Action”).

1.12 “Released Persons” means each of the Defendants, CMS, the SLC and their respective Related Parties.

1.13 “Settling Parties” means, collectively, the Defendants, CMS, the SLC and the Plaintiff, derivatively on behalf of CMS and Current CMS Shareholders.

1.14 “Unknown Claims” means any Released Claims which Plaintiff, CMS or any Current CMS Shareholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. Plaintiff, CMS and/or Current CMS Shareholders may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but Plaintiff, CMS and Current CMS Shareholders shall expressly, upon the Effective Date, be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or noncontingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence as a result of such different or additional facts. Plaintiff acknowledges, and Current CMS Shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a material and essential part and expressly waive: (a) the benefits of the provisions of Section 1542 of the California Civil Code, which provides that “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor”; and (b) the benefits of any comparable law, statute, regulation or legal principle of any other jurisdiction.

2. The Settlement

As a result of the Shareholder Demand, and the filing and settlement of the Action, CMS has received or will receive upon final approval of the proposed settlement, the following material benefits:

A. Monetary Relief for the Company

On behalf of the Defendants, CMS will receive a cash payment from its directors and officers liability insurance program in the amount of $12 million within ten days of the entry of the Judgment. Of that sum, $7 million will be applied by CMS toward: (i) any reasonable settlement of or judgment in the Federal Securities Action; and/or (ii) certain costs and expenses incurred in the Federal Securities Action. Of the remaining $5 million, CMS may be required to pay attorneys’ fees and reimbursement of expenses to Plaintiff’s Settlement Counsel in an amount up to $3.36 million upon application by the Plaintiff’s Settlement Counsel and approval by the Court. Any net recovery from this proposed settlement by CMS in excess of the $7 million sum referenced herein may be used by CMS for any purpose.

B. Corporate Governance Enhancements

In addition to the monetary relief described above, CMS has agreed to adopt and continue the corporate governance enhancements set forth in Section VI hereof.

VIII. NOTICE ORDER AND SETTLEMENT HEARING

1. Promptly after execution of this Stipulation, the Settling Parties shall submit this Stipulation to the Court and shall apply for entry of an order, substantially in the form of Exhibit A attached hereto, requesting, inter alia, approval for the publication of a “Notice of Settlement of Shareholder Derivative Action and Settlement Hearing” and an “Important Notice to All Current Shareholders of CMS Energy Corporation” (collectively, both documents are referred to as the “Notice”), substantially in the form of Exhibits B and C attached hereto, which shall include the general terms of the proposed settlement set forth in this Stipulation and the time, date and location of the Settlement Hearing (as defined in paragraph 2 herein).

2. The Court scheduled a hearing (the “Settlement Hearing”) on August 26, 2005, at 3:00 p.m., to determine whether to approve the proposed settlement of the Action, and to entertain any objections to the proposed settlement and/or Plaintiff’s Settlement Counsel’s anticipated request for attorneys’ fees and reimbursement of expenses, as set forth herein.

3. The Notice program shall be administered by CMS and all costs associated with the Notice shall be borne by CMS.

IX. RELEASES

Upon the Effective Date, as defined in Section VII, paragraph 1.4 hereof, the Plaintiff, derivatively on behalf of CMS and on behalf of Current CMS Shareholders, shall fully, finally and forever release, relinquish and discharge all Released Claims (including Unknown Claims as defined in Section VII, paragraph 1.14 hereof) against each and all of the Released Persons.

X. PLAINTIFF’S SETTLEMENT COUNSEL’S
ATTORNEYS’ FEES AND EXPENSES

1. Plaintiff’s Settlement Counsel has informed the Defendants, CMS and the SLC that an award of attorneys’ fees and reimbursement of expenses of up to $3.36 million may be sought. CMS, Defendants and the SLC will not oppose any fee and expense request up to $3.36 million. The Settling Parties agree that this Stipulation and the proposed settlement, including the effectiveness of the releases provided in Section IX hereof, shall not be contingent upon such an award.

2. CMS shall pay any fee and expense award up to $3.36 million within ten days of the entry of the Judgment; provided, however, if the fee and expense award is later reduced, vacated and/or reversed, then Plaintiff’s Settlement Counsel shall within ten business days thereof refund to CMS that portion of the fees and expenses which was reduced, vacated and/or reversed. Plaintiff’s Settlement Counsel further agrees that each of their respective law firms, partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph.

3. Defendants and their respective Related Parties shall have no responsibility for, and no liability whatsoever with respect to, the allocation among Plaintiff’s Settlement Counsel and any other Person who may assert some claim to any portion of the fees and expenses awarded.

XI. CONDITIONS OF SETTLEMENT

1. The Effective Date shall be conditioned upon the entry of Judgment substantially in the form of Exhibit D and the Judgment becoming Final, as defined in Section VII, paragraph 1.5 hereof.

2. If all of the conditions specified in paragraph 1 herein are not met, then this Stipulation shall be terminated, unless Plaintiff’s Settlement Counsel and counsel for CMS mutually agree in writing to proceed with the Stipulation.

3. If the Effective Date does not occur, or if this Stipulation is not approved by the Court or the proposed settlement set forth in this Stipulation is terminated or fails to become effective in accordance with its terms, the Settling Parties shall be restored to their respective positions in the Action as of June 24, 2005. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose, and any Judgment or order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

XII. MISCELLANEOUS PROVISIONS

1. The Settling Parties acknowledge that it is their intent to consummate this agreement, and agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of this Stipulation.

2. The parties intend this proposed settlement to be a final and complete resolution of all disputes between them with respect to the Action. Accordingly, the Settling Parties agree that the terms of this proposed settlement reflect a good-faith settlement of the derivative claims, reached voluntarily after consultation with highly experienced counsel.

3. Neither this Stipulation nor the proposed settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the proposed settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity or invalidity of any Released Claim, or of any wrongdoing or liability of the Released Persons; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Released Persons in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Released Persons may file this Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar claim or defense. Plaintiff, any Current CMS Shareholder, CMS and/or the SLC may file this Stipulation in any proceeding brought to enforce any of its terms or provisions. The Settling Parties and their counsel, and each of them, agree, to the extent permitted by law, that all agreements made and orders entered during the course of the Action relating to the confidentiality of information shall survive this Stipulation.

4. All of the exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by reference.

5. This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest. Defendants will obtain consent of their insurer(s) to any modification or amendment which may affect the rights and duties of the insurer(s).

6. This Stipulation and the exhibits attached hereto constitute the entire agreement between the Settling Parties, and no representations, warranties or inducements have been made to any party concerning this Stipulation or its exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each party shall bear its own costs.

7. Plaintiff’s Settlement Counsel, derivatively on behalf of CMS and Current CMS Shareholders, are expressly authorized by the Plaintiff to take all appropriate action required or permitted to be taken by Current CMS Shareholders pursuant to this Stipulation to effectuate its terms and also are expressly authorized to enter into any modification or amendments to this Stipulation on behalf of CMS and Current CMS Shareholders which they deem appropriate.

8. Each counsel or other person executing this Stipulation or any of its exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

9. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

10. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

11. The Court shall retain jurisdiction with respect to the implementation and enforcement of the terms of this Stipulation, and all parties hereto submit to the exclusive jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in this Stipulation.

12. This Stipulation and the exhibits hereto shall be considered to have been negotiated, executed, delivered, and to be wholly performed, in the State of Michigan. The rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Michigan without giving effect to that State’s choice of law principles.

Dated: July 7, 2005

McDERMOTT WILL & EMERY LLP

By:/s/ Eric Landau

Eric Landau

Attorneys for CMS Energy Corporation,
John M. Deutch, James J. Duderstadt, Percy A.
Pierre, John B. Yasinsky, Kathleen R. Flaherty,
Earl D. Holton, Ken L. Way, and
Kenneth Whipple

Dated: July 7, 2005

THE WEISER LAW FIRM, P.C.

By:/s/ Robert B. Weiser

Robert B. Weiser

Attorneys for plaintiff Andrew Klotz

Dated: July 7, 2005

SCHIFFRIN & BARROWAY, LLP

By:/s/ Richard S. Schiffrin/MAT

Richard S. Schiffrin

Attorneys for plaintiff Andrew Klotz

Dated: July 7, 2005

SULLIVAN & CROMWELL LLP
1701 Pennsylvania Avenue, N.W.
Washington, DC 20006
(202) 956-7500

By:/s/ Daryl Libow

Daryl Libow

Attorneys for defendant William U. Parfet

Dated: July 7, 2005

WILLIAMS & CONNOLLY LLP
725 Twelfth Street, NW
Washington, DC 20005-5901
(202) 434-5173

By:/s/ Ryan Scarborough

Ryan Scarborough

Attorneys for defendant William T. McCormick, Jr.

Dated: July 7, 2005

CLEARY GOTTLIEB STEEN & HAMILTON LLP
1 Liberty Plaza
New York, NY 10006
(212) 225-2000

By:/s/ Lewis J. Liman

Lewis J. Liman

Attorneys for defendant Alan M. Wright

Dated: July 7, 2005

JENNER & BLOCK
1 IBM Plaza
Chicago, IL 60611
(312) 840-8640

By:/s/ J. Kevin McCall

J.	Kevin McCall by C. Stiffler

Attorneys for Special Litigation Committee